Exhibit 99.1

WisdomTree Announces Third Quarter 2026 Results

Record AUM of $171.0 Billion

Diluted Earnings Per Share of $0.32

Over $13.6 Billion of Net Inflows Year-to-Date, a 13% Annualized Organic Growth Rate

Operating Margin Expanded by 680 bps Year over Year; or 750 bps, on an Adjusted Basis

New York, NY – (Business Wire) – October 30, 2026 – WisdomTree, Inc. (NYSE: WT), a modern global asset manager, today reported financial results for the third quarter of 2026.

$49.2 million of net income ($49.5(1) million, as adjusted). See “Non-GAAP Financial Measurements” for a reconciliation to net income.

$171.0 billion of ending AUM, an increase of 5.0% from the prior quarter arising from net inflows and market appreciation.

$4.6 billion of net inflows, across the United States and Europe primarily driven by inflows into our fixed income, commodity and U.S. equity products.

0.36% average advisory fee, unchanged from the prior quarter.

0.42% revenue yield(2), a 1 basis point decrease from the prior quarter due to lower transaction fees from our European ETPs and lower performance fees.

$179.4 million of operating revenues, an increase of 1.3% from the prior quarter due to higher average AUM, partly offset by lower transaction fees from our European ETPs and lower performance fees.

83.0% gross margin(1), essentially unchanged from the prior quarter.

41.3% operating income margin for the quarter (43.1% as adjusted), a 0.8 point increase (0.5 point increase, as adjusted) from the prior quarter primarily due to higher revenues.

39.8% operating income margin year-to-date (41.8% as adjusted), a 6.8 point increase (7.5 point(3) increase, as adjusted) from the prior-year period. The increase primarily reflected favorable operating leverage from revenue growth, partially offset by higher intangible amortization associated with the Ceres Partners, LLC (“Ceres”) and Atlantic House Holdings Limited (“Atlantic House”) acquisitions. Adjusted operating income excludes intangible asset amortization and acquisition-related costs.

$18.1 million aggregate principal amount of convertible senior notes due 2029 (the “2029 Notes”) retired, for aggregate cash consideration of $32.3 million. The conversion price of the 2029 Notes was $11.82.

$10.6 million of common stock repurchased, representing approximately 0.5 million shares at an average repurchase price of $21.29 per share.

$0.03 quarterly dividend declared, payable on November 25, 2026 to stockholders of record as of the close of business on November 11, 2026.

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Update from Jarrett Lilien, WisdomTree President and COO

“Our third quarter results reflect the continued strength and scalability of WisdomTree’s business, with record AUM of $171 billion, $4.6 billion of net inflows and meaningful contributions across our global platform. The breadth and consistency of our organic growth, coupled with expanding distribution capabilities and continued operating discipline, are driving significant operating leverage and margin expansion. As we deepen our presence in existing markets and capitalize on new opportunities across liquid alternatives, private markets and tokenization, we remain focused on executing our proven playbook: generating high-quality organic growth, scaling efficiently and translating that momentum into greater earnings power.”

Update from Jonathan Steinberg, WisdomTree CEO

“WisdomTree continues to evolve into a truly modern global asset manager, strategically positioned at the intersection of three powerful transformations in financial services: the democratization of investing, the convergence of public and private markets, and the tokenization of financial assets. After more than two decades of strategic reinvestment, we have built differentiated capabilities across each of these areas, and we believe the greatest opportunity lies in bringing them together into one integrated investment ecosystem. Combined with our highly efficient and scalable operating model, we believe WisdomTree is well positioned to drive sustained growth and create significant long-term value for stockholders.”

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OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2026	2026	2026	2025	2025
Consolidated Operating Highlights ($ in billions):
AUM—end of period	$171.0	$162.9	$152.6	$144.5	$137.2
Net inflows/(outflows)	$4.6	$3.1	$5.9	$(0.3)	$2.2
Average AUM	$170.5	$164.2	$154.7	$140.7	$130.8
Average advisory fee	0.36%	0.36%	0.36%	0.35%	0.35%
Revenue yield(2)	0.42%	0.43%	0.42%	0.42%	0.38%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$179.4	$177.2	$159.5	$147.4	$125.6
Net income/(loss)	$49.2	$44.3	$(23.1)	$40.0	$19.7
Diluted earnings/(loss) per share	$0.32	$0.28	$(0.17)	$0.28	$0.13
Operating income margin	41.3%	40.5%	37.2%	40.5%	36.3%

As Adjusted (Non-GAAP(1)):
Operating revenues, as adjusted	$179.4	$177.2	$159.5	$147.4	$125.6
Gross margin	83.0%	82.9%	84.4%	83.2%	82.2%
Net income, as adjusted	$49.5	$48.1	$40.6	$41.2	$34.5
Diluted earnings per share, as adjusted	$0.32	$0.31	$0.27	$0.29	$0.23
Operating income margin, as adjusted	43.1%	42.6%	39.3%	41.7%	38.3%

RECENT BUSINESS DEVELOPMENTS

Company News

•	In September,
o	WisdomTree completed the rebrand of Atlantic House’s fund and structured solutions business following WisdomTree’s recent acquisition of Atlantic House in May 2026;
o	WisdomTree and MoonPay entered into a strategic agreement to expand U.S. investor access to tokenized funds, including the WisdomTree Treasury Money Market Digital Fund (WTGXX), and to support stablecoin reserves by making WTGXX more accessible to everyday investors through MoonPay; and
o	WisdomTree introduced WisdomTree Onchain™, bringing its tokenized funds, onchain infrastructure and platforms for individual and institutional investors under one name.
•	In September and October, WisdomTree won the following awards:
o	Luba Spear was named “CMO of the Year” at the 2026 Wealth Management Industry Awards;
o	four WisdomTree leaders were recognized on INvolve’s 2026 ‘Heroes Role Model Lists supported by YouTube’;
o	the WisdomTree Enhanced Commodity UCITS ETF (WCOA) was the winner in the Commodity ETFs category at the Swiss ETF Awards 2026; and
o	received the “M&A Deal of the Year” award for our acquisition of Ceres Partners, LLC at the 2026 Asset Management STAR Awards North America.
•	In October,
o	WisdomTree and BitGo entered into an agreement to bring tokenized Treasury yield, liquidity and collateral capabilities to institutional investors directly on the BitGo platform. Eligible BitGo clients can access WTGXX without leaving the platform, putting idle cash to work while maintaining 24/7 liquidity and settlement capabilities; and
o	WisdomTree and Return Stacked® ETFs entered into a strategic relationship to deliver co-branded, capital-efficient model portfolios through the Quorus implementation platform. The collaboration combines WisdomTree’s portfolio construction expertise with Return Stacked ETFs’ institutional-style diversifying strategies, helping financial advisors integrate alternative sources of return alongside core stock and bond exposures through a scalable portfolio framework.

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Product News

•	In August, September and October, WisdomTree launched the following products:
o	In the U.S., we launched the WisdomTree Efficient Long/Short U.S. SmallCap Equity Fund (WSLS) and the WisdomTree Global Alpha Fund (WTAL), both powered by AlphaBeta and listed on the Texas Stock Exchange (TXSE).
o	During the same period, in Europe, we launched the WisdomTree Enhanced Commodity UCITS ETF – GBP Hedged (WCOM), WisdomTree Physical Silver – EUR Daily Hedged (AGSE), WisdomTree Physical Silver – GBP Daily Hedged (PAGP), WisdomTree Defined Return Autocallable EUR Active UCITS ETF (DRTN) and WisdomTree Defensive Defined Return Autocallable EUR Active UCITS ETF (DRTD). The latter two ETFs – the first actively managed autocallable ETFs in Europe – leverage the investment team that joined WisdomTree through the Atlantic House acquisition. These ETFs are listed on major European exchanges, including the London Stock Exchange, Börse Xetra and Borsa Italiana. We also launched the WisdomTree Tail Risk Fund.

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WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Nine Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,		Sept. 30,	Sept. 30,
	2026	2026	2026	2025	2025		2026	2025
Operating Revenues:
Advisory fees	$151,631	$146,300	$134,880	$122,712	$114,485		$432,811	$317,275
Management fees	5,420	5,369	5,231	4,908	—		16,020	—
Performance fees	3,778	5,964	2,955	7,105	—		12,697	—
Other revenues	18,546	19,527	16,404	12,709	11,131		54,477	29,044
Total revenues	179,375	177,160	159,470	147,434	125,616		516,005	346,319
Operating Expenses:
Compensation and benefits	44,770	43,718	47,517	37,273	33,791		136,005	100,406
Fund management and administration	30,532	30,229	24,880	24,830	22,353		85,641	64,319
Marketing and advertising	5,426	6,041	5,392	5,613	4,788		16,859	14,931
Sales and business development	4,820	4,938	4,197	4,045	3,943		13,955	12,312
Professional fees	4,263	4,098	3,308	3,596	3,505		11,669	9,464
Occupancy, communications and equipment	2,620	2,229	1,935	1,892	1,601		6,784	4,642
Depreciation and amortization	4,028	3,415	2,096	2,043	615		9,539	1,735
Third-party distribution fees	5,334	5,401	5,795	4,772	3,977		16,530	11,172
Acquisition-related costs	—	1,118	1,933	317	2,409		3,051	4,376
Other	3,460	4,162	3,067	3,306	2,980		10,689	8,514
Total operating expenses	105,253	105,349	100,120	87,687	79,962		310,722	231,871
Operating income	74,122	71,811	59,350	59,747	45,654		205,283	114,448
Other Income/(Expenses):
Interest expense	(13,520)	(14,852)	(11,023)	(11,023)	(8,466)		(39,395)	(19,397)
Interest income	1,841	3,203	2,592	2,965	4,015		7,636	8,002
Loss on repurchase of convertible notes	—	(6,623)	(62,302)	(833)	(13,011)		(68,925)	(13,011)
Remeasurement of contingent consideration	2,069	(1,360)	(2,562)	(710)	—		(1,853)	—
Other losses and gains, net	(35)	6,368	(637)	317	1,325		5,696	1,713
Income/(loss) before income taxes	64,477	58,547	(14,582)	50,463	29,517		108,442	91,755
Income tax expense	15,261	14,263	8,549	10,437	9,816		38,073	22,648
Net income/(loss)	$49,216	$44,284	$(23,131)	$40,026	$19,701		$70,369	$69,107
Earnings/(loss) per share—basic	$0.33	$0.30	$(0.17)	$0.29	$0.14	(4)	$0.49	$0.48
Earnings/(loss) per share—diluted	$0.32	$0.28	$(0.17)	$0.28	$0.13	(4)	$0.46	$0.47
Weighted average common shares—basic	147,570	149,001	138,005	136,340	139,584		144,894	141,736
Weighted average common shares—diluted	156,179	156,276	138,005	143,314	150,675		153,767	146,360

As Adjusted (Non-GAAP(1))
Total revenues	$179,375	$177,160	$159,470	$147,434	$125,616
Total operating expenses	$102,032	$101,619	$96,752	$85,936	$77,553
Operating income	$77,343	$75,541	$62,718	$61,498	$48,063
Income before income taxes	$65,679	$63,354	$54,654	$53,840	$45,318
Income tax expense	$16,199	$15,274	$14,061	$12,605	$10,842
Net income	$49,480	$48,080	$40,593	$41,235	$34,476
Earnings per share—diluted	$0.32	$0.31	$0.27	$0.29	$0.23
Weighted average common shares—diluted	156,179	156,276	152,372	143,314	150,675

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QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 1.3% from the second quarter of 2026 due to higher average AUM, partly offset by lower transaction fees from our European ETPs and lower performance fees. Operating revenues increased 42.8% from the third quarter of 2025 due to higher average AUM, a higher average advisory fee, revenues arising from the Ceres and Atlantic House acquisitions and increased other revenues from our European listed ETPs.
•	Our average advisory fee was 0.36% for the second and third quarters of 2026 and 0.35% for the third quarter of 2025.

Operating Expenses

•	Operating expenses were essentially unchanged from the second quarter of 2026.
•	Operating expenses increased 31.6% from the third quarter of 2025 primarily due to higher incentive compensation and headcount, as well as increased fund management and administration expenses, intangible asset amortization related to the Ceres and Atlantic House acquisitions and third-party distribution fees, partly offset by lower acquisition-related costs.

Other Income/(Expenses)

•	Interest expense decreased 9.0% from the second quarter of 2026, reflecting a lower level of debt outstanding. Interest expense increased 59.7% from the third quarter of 2025, reflecting a higher level of debt outstanding and higher interest rates.
•	Interest income decreased 42.5% and 54.1% from the second quarter of 2026 and the third quarter of 2025, respectively, reflecting a lower level of interest earning assets following recent debt retirements and stock repurchases.
•	Contingent consideration related to the Ceres acquisition decreased from $15.8 million on June 30, 2026 to $13.7 million at September 30, 2026, resulting in a $2.1 million gain on remeasurement recognized during the third quarter of 2026.
•	Other losses and gains, net, was a loss of $0.04 million for the third quarter of 2026. Gains and losses generally arise on our financial instruments and investments owned, as well as from the sale of gold and cryptocurrency earned from advisory fees paid by our physically-backed gold and crypto ETPs, foreign exchange fluctuations and miscellaneous items.

Income Taxes

•	Our effective income tax rate for the third quarter of 2026 was 23.7%, resulting in income tax expense of $15.3 million. The effective tax rate differs from the U.S. federal statutory rate of 21.0% primarily due to non-deductible executive compensation and state taxes, partly offset by a reduction in the capital loss valuation allowance.
•	Our adjusted effective income tax rate for the third quarter of 2026 was 24.7%(1).

NINE MONTH HIGHLIGHTS

•	Operating revenues increased 49.0% as compared to 2025 due to higher average AUM, a higher average advisory fee, revenues arising from the Ceres and Atlantic House acquisitions and increased other revenues from our European listed ETPs.
•	Operating expenses increased 34.0% as compared to 2025 primarily due to higher incentive compensation and headcount, as well as increased fund management and administration expenses, third-party distribution fees and intangible asset amortization arising from the Ceres and Atlantic House acquisitions.
•	Significant items reported in other income/(expense) in 2026 include: an increase in interest expense of 103.1% due to a higher level of debt outstanding and higher interest rates; a decrease in interest income of 4.6% reflecting a lower level of interest earning assets following recent debt retirements and stock repurchases; a remeasurement gain of $4.4 million on British pounds held to complete the Atlantic House acquisition, net gains on our financial instruments owned of $2.0 million, net losses on our investments of $0.4 million and $0.6 million of foreign currency remeasurement gains on U.S. dollars held by foreign subsidiaries. Gains and losses also generally arise from the sale of gold earned on advisory fees paid by our physically-backed gold ETPs, other foreign exchange fluctuations and miscellaneous items.
•	Our effective income tax rate for 2026 was 35.1%, resulting in an income tax expense of $38.1 million. The effective tax rate differs from the federal statutory rate of 21.0% primarily due to non-deductible amounts associated with the repurchase of convertible notes.

CONFERENCE CALL DIAL-IN AND WEBCAST DETAILS

WisdomTree will discuss its results and operational highlights during a live webcast on Friday, October 30, 2026 at 11:00 a.m. ET, which, together with all earnings materials, can be accessed via WisdomTree’s investor relations website at https://ir.wisdomtree.com. A replay of the webcast will be available shortly after the call.

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Participants also can dial in using the following numbers: (877) 407-9210 or (201) 689-8049. Click here to access the participant international toll-free access numbers.

To avoid delays, we encourage participants to log in or dial into the conference call 10 minutes ahead of the scheduled start time.

About WisdomTree

WisdomTree is a modern global asset manager with capabilities across public markets, private markets, tokenization and onchain finance. We offer a diverse suite of exchange-traded products, models and solutions, private market investments and blockchain-enabled products and services, helping investors shape their financial future and financial professionals grow their businesses. Through WisdomTree Onchain™, we combine tokenized investment products, infrastructure and distribution capabilities into an integrated financial services platform serving retail and institutional investors.

WisdomTree currently has approximately $175.0 billion in assets under management globally, inclusive of assets managed by Ceres as of the last reportable period.

For more information about WisdomTree visit: https://www.wisdomtree.com.

For more information about WisdomTree Onchain, visit: https://www.wisdomtree.com/onchain.

Please visit us on X at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

The WisdomTree Connect™ institutional platform and WisdomTree Prime® digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://wisdomtreeconnect.com, https://www.wisdomtreeprime.com or the WisdomTree Prime mobile app for more information.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE CONNECT AND WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED, ENDORSED, INDEMNIFIED OR GUARANTEED BY ANY GOVERNMENT AGENCY

References to third-party platforms, protocols, or use cases are provided for informational purposes only and do not constitute an endorsement, recommendation, or solicitation by WisdomTree or its affiliates. WisdomTree and its affiliates do not control or operate such third-party platforms or protocols and are not responsible for their operation or performance.

(1)	See “Non-GAAP Financial Measurements.”
(2)	Revenue yield is computed by dividing our annualized adjusted operating revenues as reported in the GAAP to Non-GAAP Reconciliation herein by our average AUM during the period.
(3)	Adjusted operating margin is calculated as adjusted operating income divided by total revenues. Adjusted operating income excludes intangible asset amortization of $7.3 million for the nine months ended September 30, 2026 (none in the prior year period) and acquisition-related costs of $3.1 million and $4.4 million for the nine months ended September 30, 2026 and 2025, respectively.
(4)	Earnings per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method. In addition, the three months ended September 30, 2025 includes $0.7 million of stock repurchase excise taxes, which is excluded from net income, but is required to be added to net income to arrive at income available to common stockholders in the calculation of EPS. This item is excluded from our EPS when computed on a non-GAAP basis.

Contact Information:

Investor Relations	Media Relations
Jeremy Campbell	Jessica Zaloom
+1.917.267.3859	+1.917.267.3735
jeremy.campbell@wisdomtree.com	jzaloom@wisdomtree.com

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WISDOMTREE, INC. AND SUBSIDIARIES

KEY OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2026	2026	2026	2025	2025
GLOBAL PRODUCTS ($ in millions)
Beginning of period assets	$162,910	$152,556	$144,525	$137,175	$126,070
Add: Assets acquired—Ceres acquisition	—	—	—	1,812	—
Add: Assets acquired—Atlantic House acquisition	—	4,137	—	—	—
Inflows/(outflows)	4,622	3,063	5,934	(283)	2,241
Market appreciation	3,453	3,154	2,097	5,821	8,864
End of period assets	$170,985	$162,910	$152,556	$144,525	$137,175
Average assets during the period	$170,504	$164,150	$154,654	$140,686	$130,760
Average ETPs and tokenized products during the period	$168,466	$162,151	$152,716	$138,871	$130,760
Average ETP advisory fee during the period	0.36%	0.36%	0.36%	0.35%	0.35%
Total revenue yield	0.42%	0.43%	0.42%	0.42%	0.38%
Revenue days	92	91	90	92	92
Number of products—end of the period	434	428	414	405	397
ETPs AND ONCHAIN PRODUCTS
U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$99,014	$90,946	$88,521	$88,293	$85,179
Inflows/(outflows)	2,382	1,079	2,643	(1,108)	(445)
Market appreciation/(depreciation)	240	6,989	(218)	1,336	3,559
End of period assets	$101,636	$99,014	$90,946	$88,521	$88,293
Average assets during the period	$101,620	$96,585	$91,742	$88,074	$87,205
Number of ETFs—end of the period	93	92	90	85	84
EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$61,106	$58,758	$53,345	$48,290	$40,541
Add: Assets acquired—Atlantic House acquisition	—	4,137	—	—	—
Inflows	1,731	2,090	3,118	609	2,448
Market appreciation/(depreciation)	3,184	(3,879)	2,295	4,446	5,301
End of period assets	$66,021	$61,106	$58,758	$53,345	$48,290
Average assets during the period	$65,874	$64,649	$60,193	$50,102	$42,853
Number of ETPs—end of the period	320	315	304	300	295
ONCHAIN PRODUCTS ($ in millions)
Beginning of period assets	$761	$867	$770	$592	$350
Inflows/(outflows)	509	(110)	98	179	238
Market appreciation/(depreciation)	3	4	(1)	(1)	4
End of period assets	$1,273	$761	$867	$770	$592
Average assets during the period	$972	$917	$781	$695	$702
Number of products—end of the period	19	19	19	19	18
PRIVATE ASSETS ($ in millions)
Beginning of period assets	$2,029	$1,985	$1,889	$—	$—
Add: Assets acquired—Ceres acquisition	—	—	—	1,812	—
Inflows	—	4	75	37	—
Market appreciation	26	40	21	40	—
End of period assets	$2,055	$2,029	$1,985	$1,889	$—
Average assets during the period	$2,038	$1,999	$1,938	$1,815	$—
Number of products—end of the period	2	2	1	1	—
ETPs AND ONCHAIN PRODUCT CATEGORIES ($ in millions)
U.S. Equity
Beginning of period assets	$46,371	$41,511	$41,427	$40,977	$38,617
Inflows	769	458	354	191	32
Market appreciation/(depreciation)	57	4,402	(270)	259	2,328
End of period assets	$47,197	$46,371	$41,511	$41,427	$40,977
Average assets during the period	$47,740	$44,884	$42,394	$41,161	$40,024

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	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2026	2026	2026	2025	2025
Commodity & Currency
Beginning of period assets	$37,586	$40,310	$36,980	$31,705	$26,696
Inflows	1,009	1,890	35	177	1,096
Market appreciation/(depreciation)	2,497	(4,614)	3,295	5,098	3,913
End of period assets	$41,092	$37,586	$40,310	$36,980	$31,705
Average assets during the period	$41,206	$41,749	$41,458	$33,824	$28,162
International Developed Market Equity
Beginning of period assets	$32,219	$29,186	$25,616	$23,893	$21,725
(Outflows)/inflows	(135)	749	3,495	1,147	478
Market appreciation	422	2,284	75	576	1,690
End of period assets	$32,506	$32,219	$29,186	$25,616	$23,893
Average assets during the period	$32,909	$32,022	$29,349	$24,708	$22,481
Fixed Income
Beginning of period assets	$22,658	$22,395	$21,074	$22,509	$22,543
Inflows/(outflows)	2,719	320	1,272	(1,358)	(58)
Market (depreciation)/appreciation	(200)	(57)	49	(77)	24
End of period assets	$25,177	$22,658	$22,395	$21,074	$22,509
Average assets during the period	$23,862	$22,179	$21,187	$21,422	$23,128
Emerging Market Equity
Beginning of period assets	$11,279	$10,143	$10,643	$10,855	$10,957
Outflows	(106)	(106)	(206)	(508)	(250)
Market (depreciation)/appreciation	(80)	1,242	(294)	296	148
End of period assets	$11,093	$11,279	$10,143	$10,643	$10,855
Average assets during the period	$11,248	$11,188	$10,902	$10,839	$10,874
Alternatives
Beginning of period assets	$5,708	$1,580	$1,379	$1,155	$814
Add: Assets acquired—Atlantic House acquisition	—	4,137	—	—	—
Inflows	52	31	207	163	231
Market appreciation/(depreciation)	92	(40)	(6)	61	110
End of period assets	$5,852	$5,708	$1,580	$1,379	$1,155
Average assets during the period	$5,865	$4,462	$1,620	$1,270	$929
Leveraged & Inverse
Beginning of period assets	$3,464	$3,663	$3,275	$2,913	$2,631
Inflows/(outflows)	272	(354)	565	(15)	(52)
Market (depreciation)/appreciation	(102)	155	(177)	377	334
End of period assets	$3,634	$3,464	$3,663	$3,275	$2,913
Average assets during the period	$3,665	$3,772	$3,785	$3,097	$2,750
Cryptocurrency
Beginning of period assets	$1,596	$1,783	$2,242	$3,168	$2,087
Inflows/(outflows)	42	71	137	(117)	764
Market appreciation/(depreciation)	741	(258)	(596)	(809)	317
End of period assets	$2,379	$1,596	$1,783	$2,242	$3,168
Average assets during the period	$1,971	$1,895	$2,021	$2,550	$2,412

Headcount	438	414	357	360	338

Note: Previously issued statistics may be restated due to fund closures and trade adjustments.

Source: WisdomTree

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WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Sept. 30,	Dec. 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$299,740	$311,732
Financial instruments owned, at fair value	41,014	107,117
Accounts receivable	72,696	64,452
Prepaid expenses	11,326	7,338
Other current assets	2,304	1,723
Total current assets	427,080	492,362
Fixed assets, net	548	431
Deferred tax assets, net	—	9,803
Investments	31,747	29,075
Right of use assets—operating leases	2,324	2,764
Goodwill	360,495	228,624
Intangible assets, net	823,447	748,957
Other noncurrent assets	1,445	925
Total assets	$1,647,086	$1,512,941
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Compensation and benefits payable	$48,286	$52,435
Fund management and administration payable	31,766	29,448
Payable to Gold Bullion Holdings (Jersey) Limited (“GBH”)	14,667	13,940
Income taxes payable	3,889	2,295
Operating lease liabilities	1,752	1,614
Convertible notes—current	—	149,604
Accounts payable and other liabilities	20,212	32,720
Total current liabilities	120,572	282,056
Convertible notes—long term	1,058,716	804,203
Contingent consideration	13,697	11,844
Deferred tax liabilities	7,776	—
Operating lease liabilities—long term	582	1,166
Total liabilities	1,201,343	1,099,269
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 400,000 shares authorized:
Issued and outstanding: 151,154 and 140,713 at September 30, 2026 and December 31, 2025, respectively	1,512	1,407
Additional paid-in capital	168,751	189,244
Accumulated other comprehensive (loss)/income	(2,527)	2,227
Retained earnings	278,007	220,794
Total stockholders’ equity	445,743	413,672
Total liabilities and stockholders’ equity	$1,647,086	$1,512,941

10

WISDOMTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2026	2025
Cash flows from operating activities:
Net income	$70,369	$69,107
Adjustments to reconcile net income to net cash provided by operating activities:
Advisory and license fees paid in gold, other precious metals and cryptocurrency	(69,127)	(51,354)
Loss on repurchase of convertible notes	68,925	13,011
Stock-based compensation	23,701	16,645
Depreciation and amortization	9,539	1,735
Amortization of issuance costs—convertible notes	3,546	2,151
Gains on financial instruments owned, at fair value	(2,015)	(1,914)
Increase in fair value of contingent consideration	1,853	—
Deferred income taxes	(1,512)	2,628
Amortization of right of use asset	1,491	1,003
Imputed interest on payable to GBH	727	1,405
Losses on investments	435	49
Changes in operating assets and liabilities:
Accounts receivable	(2,887)	582
Income taxes payable	1,294	(40)
Prepaid expenses	(2,917)	(2,351)
Gold and other precious metals	69,733	49,686
Other assets	(27)	(482)
Fund management and administration payable	2,614	(749)
Compensation and benefits payable	(8,412)	(6,328)
Operating lease liabilities	(1,480)	(987)
Accounts payable and other liabilities	(12,705)	(540)
Net cash provided by operating activities	153,145	93,257
Cash flows from investing activities:
Purchase of financial instruments owned, at fair value	(20,512)	(25,314)
Purchase of investments	(3,107)	(17,553)
Cash paid—software development	(2,659)	(2,015)
Purchase of fixed assets	(252)	(154)
Proceeds from the sale of financial instruments owned, at fair value	87,219	8,860
Cash paid—Atlantic House acquisition, net of cash acquired	(197,488)	—
Net cash used in investing activities	(136,799)	(36,176)
Cash flows from financing activities:
Repurchase of convertible notes	(542,545)	(36,681)
Common stock repurchased	(61,506)	(102,732)
Dividends paid	(13,451)	(13,218)
Issuance costs—convertible notes	(12,593)	(11,064)
Proceeds from the issuance of convertible notes	603,750	475,000
Net cash (used in)/provided by financing activities	(26,345)	311,305
(Decrease)/increase in cash flow due to changes in foreign exchange rate	(1,993)	6,274
Net (decrease)/increase in cash, cash equivalents and restricted cash	(11,992)	374,660
Cash, cash equivalents and restricted cash—beginning of year	311,732	181,191
Cash, cash equivalents and restricted cash—end of period	$299,740	$555,851
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$35,060	$19,999
Cash paid for interest	$45,128	$15,198

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NON-GAAP FINANCIAL MEASUREMENTS

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are they superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include the following:

Adjusted Operating Income, Operating Expenses, Income Before Income Taxes, Income Tax Expense, Net Income and Diluted Earnings per Share

We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measurements provides investors with a consistent way to analyze our performance. These non-GAAP financial measurements exclude the following:

Gains or losses on financial instruments owned: We account for our financial instruments owned as trading securities, which requires these instruments to be measured at fair value with gains and losses reported in net income. We exclude these items when calculating our non-GAAP financial measurements as the gains and losses introduce earnings volatility and are not core to our operating business.

Foreign currency remeasurement gains and losses on U.S. dollars held by foreign subsidiaries: GAAP requires account balances to be remeasured into an entity’s functional currency, with resulting gains and losses reported in net income. Foreign subsidiaries holding U.S. dollars remeasure these balances into their functional currencies and recognize the gains and losses. Also excluded are remeasurement gains on British pounds held to complete the Atlantic House acquisition. We exclude remeasurement effects from our non-GAAP financial measures, as they introduce earnings volatility, are not core to our operations and arise from balances denominated in our reporting currency.

Tax windfalls and shortfalls upon vesting of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised, as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce earnings volatility and are not core to our operating business.

Remeasurement of contingent consideration arising from the Ceres acquisition: On October 1, 2025, we completed the Ceres acquisition for aggregate consideration consisting of (i) $275 million in cash payable at closing, subject to customary post-closing adjustments and (ii) contingent consideration of up to $225 million, payable in 2030, contingent upon Ceres achieving a compound annual growth rate in revenues of 12% to 22% during the measurement period of January 1, 2025 through December 31, 2029. GAAP requires contingent consideration to be re-measured each reporting period with changes in fair value reported in net income. We exclude changes in fair value of contingent consideration when calculating our non-GAAP financial measurements as these items are not core to our operating business.

Other items: Amortization of intangible assets, changes in deferred tax asset valuation allowance, imputed interest on our payable to Gold Bullion Holdings (Jersey) Limited (“GBH”), gains and losses recognized on our investments, losses related to convertible notes transactions and acquisition-related costs are excluded when calculating our non-GAAP financial measurements.

Adjusted Effective Income Tax Rate

We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

Gross Margin and Gross Margin Percentage

We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total adjusted operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total adjusted operating revenues.

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GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Adjusted Net Income and Diluted Earnings per Share:	2026	2026	2026	2025	2025

Net income/(loss), as reported	$49,216	$44,284	$(23,131)	$40,026	$19,701
Add back: Amortization of intangible assets arising from the Ceres and Atlantic House acquisitions, net of income taxes	2,426	1,969	1,087	1,086	—
(Deduct)/add back: (Decrease)/increase in fair value of contingent consideration, net of income taxes	(1,566)	1,030	1,940	538	—
(Deduct)/add back: (Decrease)/increase in deferred tax asset valuation allowance on capital losses	(636)	(1,615)	151	(1,237)	(24)
Add back: Imputed interest on payable to GBH, net of income taxes	189	183	179	285	364
(Deduct)/add back: Foreign currency remeasurement (gains)/losses on U.S. dollar balances, net of income taxes	(98)	36	(435)	(141)	—
(Deduct)/add back: (Gains)/losses on financial instruments owned, net of income taxes	(49)	(2,143)	668	8	(810)
(Deduct)/add back: (Gains)/losses recognized on investments, net of income taxes	(2)	(11)	342	(75)	734
Add back: Losses related to convertible notes transactions, net of income taxes	—	6,572	62,280	505	12,763
Deduct: Foreign currency remeasurement gains on British pounds held to complete the Atlantic House acquisition, net of income taxes	—	(3,277)	—	—	—
Add back: Acquisition-related costs, net of income taxes	—	1,118	1,933	240	1,824
Deduct: Tax windfalls upon vesting of stock-based compensation awards	—	(66)	(4,421)	—	(76)
Adjusted net income	$49,480	$48,080	$40,593	$41,235	$34,476
Weighted average common shares—diluted	156,179	156,276	152,372	143,314	150,675
Adjusted earnings per share—diluted	$0.32	$0.31	$0.27	$0.29	$0.23

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Gross Margin and Gross Margin Percentage:	2026	2026	2026	2025	2025

Operating revenues	$179,375	$177,160	$159,470	$147,434	$125,616
Deduct: Fund management and administration	(30,532)	(30,229)	(24,880)	(24,830)	(22,353)
Gross margin	$148,843	$146,931	$134,590	$122,604	$103,263
Gross margin percentage	83.0%	82.9%	84.4%	83.2%	82.2%

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Adjusted Operating Income and Adjusted Operating Income Margin:	2026	2026	2026	2025	2025

Operating revenues	$179,375	$177,160	$159,470	$147,434	$125,616
Operating income	74,122	71,811	59,350	59,747	$45,654
Add back: Amortization of intangible assets arising from the Ceres and Atlantic House acquisitions	3,221	2,612	1,435	1,434	—
Add back: Acquisition-related costs	—	1,118	1,933	317	2,409
Adjusted operating income	$77,343	$75,541	$62,718	$61,498	$48,063
Adjusted operating income margin	43.1%	42.6%	39.3%	41.7%	38.3%

13

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Adjusted Total Operating Expenses:	2026	2026	2026	2025	2025

Total operating expenses	$105,253	$105,349	$100,120	$87,687	$79,962
Deduct: Amortization of intangible assets arising from the Ceres and Atlantic House acquisitions	(3,221)	(2,612)	(1,435)	(1,434)	—
Deduct: Acquisition-related costs	—	(1,118)	(1,933)	(317)	(2,409)
Adjusted total operating expenses	$102,032	$101,619	$96,752	$85,936	$77,553

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Adjusted Income Before Income Taxes:	2026	2026	2026	2025	2025

Income/(loss) before income taxes	$64,477	$58,547	$(14,582)	$50,463	$29,517
Add back: Amortization of intangible assets arising from the Ceres and Atlantic House acquisitions	3,221	2,612	1,435	1,434	—
(Deduct)/add back: (Decrease)/increase in fair value of contingent consideration	(2,069)	1,360	2,562	710	—
Add back: Imputed interest on payable to GBH	249	242	236	377	481
(Deduct)/add back: Foreign currency remeasurement (gains)/losses on U.S. dollar balances, net of income taxes	(132)	68	(566)	(205)	—
(Deduct)/add back: (Gains)/losses on financial instruments owned	(65)	(2,831)	882	10	(1,070)
(Deduct)/add back: (Gains)/losses recognized on investments	(2)	(15)	452	(99)	970
Add back: Losses related to convertible notes transactions	—	6,623	62,302	833	13,011
Deduct: Foreign currency remeasurement gains on British pounds held to complete the Atlantic House acquisition, net of income taxes	—	(4,370)	—	—	—
Add back: Acquisition-related costs	—	1,118	1,933	317	2,409
Adjusted income before income taxes	$65,679	$63,354	$54,654	$53,840	$45,318

	Three Months Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:	2026	2026	2026	2025	2025

Adjusted income before income taxes (above)	$65,679	$63,354	$54,654	$53,840	$45,318
Income tax expense	$15,261	$14,263	$8,549	$10,437	$9,816
Add back: Tax benefit of intangible asset amortization arising from the Ceres and Atlantic House acquisitions	795	643	348	348	—
Add back/(deduct): decrease/(increase) in deferred tax asset valuation allowance on capital losses	636	1,615	(151)	1,237	24
(Deduct)/add back: Tax (expense)/benefit arising from (decrease)/increase in fair value of contingent consideration	(503)	330	622	172	—
Add back: Tax benefit on imputed interest	60	59	57	92	117
(Deduct)/add back: Tax (expense)/benefit on foreign currency remeasurement losses/(gains) on U.S. dollar balances	(34)	32	(131)	(64)	—
(Deduct)/add back: Tax (expense)/benefit arising from (gains)/losses on financial instruments owned	(16)	(688)	214	2	(260)
Deduct: Tax expense on foreign currency remeasurement gains on British pounds held to complete the Atlantic House acquisition	—	(1,093)	—	—	—
Add back: Tax windfalls upon vesting of stock-based compensation awards	—	66	4,421	—	76
Add back: Tax benefit arising from convertible notes transactions	—	51	22	328	248
(Deduct)/add back: Tax (expense)/benefit on (gains)/losses on investments	—	(4)	110	(24)	236
Add back: Tax benefit on acquisition-related costs	—	—	—	77	585
Adjusted income tax expense	$16,199	$15,274	$14,061	$12,605	$10,842
Adjusted effective income tax rate	24.7%	24.1%	25.7%	23.4%	23.9%

14

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;
•	anticipated levels of inflows into and outflows out of our ETPs;
•	our ability to deliver favorable rates of return to investors;
•	competition in our business;
•	whether we will experience future growth;
•	our ability to develop new products and services and their potential for success;
•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;
•	our ability to successfully implement our WisdomTree Onchain™ strategy relating to digital assets and blockchain-enabled financial services and achieve its objectives;
•	our ability to successfully operate and expand our business in non-U.S. markets;
•	the effect of laws and regulations that apply to our business;
•	the potential benefits arising from the Ceres and Atlantic House acquisitions, including financial or strategic outcomes; and
•	our ability to successfully implement our strategic goals relating to the acquisitions and integrate the acquired businesses.

Our business is subject to many risks and uncertainties, including without limitation:

•	declining prices of securities, gold and other precious metals and other commodities and changes in interest rates and general market conditions can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;
•	fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to events such as a pandemic or war, geopolitical conflicts, political events, acts of terrorism and other matters beyond our control, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or increase the cost of borrowing upon a refinancing;
•	competitive pressures could reduce revenues and profit margins;
•	we derive a substantial portion of our revenues from a limited number of products, and, as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;
•	a significant portion of our AUM is held in products with exposure to U.S. and international developed markets, and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;
•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;
•	we face increased operational, regulatory, financial and other risks as a result of conducting our business internationally, and as we expand our onchain product offerings and services beyond our existing ETP business;
•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; and
•	we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors.

Additional risks include those associated with the Ceres and Atlantic House acquisitions, including the risk that the integrations may be more difficult, time-consuming or costly than expected, or that expected benefits (including projected business growth, realization of synergies, or the ability to raise additional capital into the funds of the acquired businesses) may not be realized as anticipated. Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025.

15

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

Category: Business Update

16